UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2017

FIRST SOUTH BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	0-22219	56-1999749
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1311 Carolina Avenue, Washington, North Carolina	27889
(Address of principal executive offices)	(Zip Code)

(252) 946-4178

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger and Reorganization

On June 9, 2017, First South Bancorp, Inc. (the “Registrant”), the holding company for First South Bank, Washington, North Carolina, entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Carolina Financial Corporation (“CARO”), the holding company for CresCom Bank, Charleston, South Carolina. Under the Merger Agreement, the Registrant will merge with and into CARO (the “Merger”) and First South Bank will merge with and into CresCom Bank.

Subject to the terms and conditions of the Merger Agreement, the Registrant’s shareholders will receive 0.52 shares of CARO common stock for each share of the Registrant’s common stock. The aggregate merger consideration equals $162 million as of June 9, 2017. The parties anticipate closing the Merger during the fourth quarter of 2017.

The Merger Agreement has been unanimously approved by the boards of directors of each of the Registrant and CARO. The closing of the Merger is subject to the required approval of the Registrant’s and CARO’s shareholders, requisite regulatory approvals, the effectiveness of the registration statement to be filed by CARO with respect to the CARO common stock to be issued in the Merger, and other customary closing conditions.

The Merger Agreement contains usual and customary representations and warranties that the Registrant and CARO made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Registrant and CARO, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between the Registrant and CARO rather than establishing matters as facts.

The Merger Agreement also provides that prior to the closing of the Merger, CARO will appoint two members of the Registrant’s board of directors, mutually agreed upon by the Registrant and CARO, to the board of directors of CARO to be effective immediately following the closing of the Merger. In addition, CresCom Bank will appoint Bruce W. Elder to its board of directors prior to the closing of the merger between CresCom Bank and First South Bank and effective immediately following the merger.

The Merger Agreement may be terminated in certain circumstances, including: (i) by mutual written agreement of the parties; (ii) by either party in the event of a breach by the other party of any representation or warranty contained in the Merger Agreement which has not been cured within thirty days and where such breach is reasonably likely to permit such party to refuse to consummate the Merger; (iii) by either party in the event that any consent of any required regulatory authority is denied by final action or any law or order prohibiting the Merger shall become final and nonappealable; (iv) by either party if the requisite approval of the other party’s shareholders is not obtained; (v) by either party in the event that the Merger shall not have been consummated by March 31, 2018; (vi) by CARO in the event that the Registrant’s board of directors has not recommended for approval the Merger Agreement to its shareholders except as permitted by the Merger Agreement; (vii) by CARO in the event that the Registrant’s board of directors fails to duly convene and hold a meeting of the Registrant’s shareholders for the purpose of voting on the Merger Agreement; (vii) by the Registrant, if after a shareholders’ meeting where the requisite approval of the Registrant’s shareholders is not obtained and Registrant received a superior penalty when certain events occur related to a decrease in CARO’s stock price. Upon termination of the Merger Agreement by (i) CARO if the Registrant’s board of directors has not recommended for approval the Merger Agreement to its shareholders due to an alternate superior proposal, or (ii) by the Registrant to enter into a superior proposal, the Registrant may be required to pay to CARO a termination fee of $5.75 million.

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In connection with entering into the Merger Agreement, the Registrant has agreed to offer each of the current option holders of its stock options the opportunity to cancel, effective upon and subject to the Merger, all of their respective stock options covering shares of the Registrant’s common stock having an exercise price per share less than the per share value of the merger consideration in exchange for a cash payment equal to the per share value of the merger consideration minus the exercise price for each share of the Registrant’s subject to such stock option. Any stock option not cancelled will convert into an option to acquire shares of CARO common stock.

The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference. The related press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Support Agreements

In connection with entering into the Merger Agreement, each of the directors and certain executive officers of the Registrant have entered into a Shareholder Support Agreement (collectively, the “Support Agreements”). The Support Agreements generally require that the shareholder party thereto vote all of his or her shares of the Registrant’s common stock in favor of the Merger and against alternative transactions and generally prohibit such shareholder from transferring his or her shares of the Registrant’s common stock prior to the consummation of the Merger. The Support Agreements will terminate upon the earlier of the consummation of the Merger and the termination of the Agreement in accordance with its terms.

Agreements with Bruce W. Elder and Cornelius F. Sullivan

Simultaneously with the execution of the Merger Agreement, Bruce W. Elder and Cornelius F. Sullivan each entered into an Employment Agreement with CARO and CresCom Bank. Mr. Elder is the Registrant’s president and chief executive officer and Mr. Sullivan is a senior vice president and area executive of the Registrant.

Director Non-Compete Agreements

Simultaneously with the execution of the Merger Agreement, each of the Registrant’s non-employee directors entered into a Non-Employee Director Non-Competition Agreement with CARO. The Non-Employee Director Non-Competition Agreements contain provisions related to non-disclosure of confidential information, non-recruitment of employees, non-solicitation of customers, and non-competition.

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Participants in the Merger Solicitation.

The Registrant and CARO, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Registrant in respect of the Merger. Information regarding the directors and executive officers of the Registrant and CARO and other persons who may be deemed participants in the solicitation of the Registrant’s shareholders in connection with the Merger will be included in the joint proxy statement/prospectus for the Registrant’s special meeting of shareholders, which will be filed with the SEC. Information about the Registrant’s directors and executive officers can also be found in the Registrant’s definitive proxy statement in connection with its 2017 annual meeting of shareholders, as filed with the SEC on June 2, 2017, and other documents subsequently filed by the Registrant with the SEC. Information about CARO’s directors and executive officers can also be found in CARO’s definitive proxy statement in connection with its 2017 annual meeting of stockholders, as filed with the SEC on March 20, 2017, and other documents subsequently filed by CARO with the SEC. Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and other relevant documents regarding the Merger filed with the SEC when they become available.

Item 8.01 Other Events.

On June 12, 2017, the Registrant issued a press release announcing the execution of the Merger Agreement with CARO. The complete text of the press release is attached to this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated June 9, 2017, by and between Carolina Financial Corporation and First South Bancorp, Inc.

99.1	Press release dated June 12, 2017 announcing the Merger Agreement with Carolina Financial Corporation

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Cautionary Statements Regarding Forward-Looking Information.

This Current Report contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the Merger, the expected returns and other benefits of the Merger, to shareholders, expected improvement in operating efficiency resulting from the Merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the Merger on regulatory capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to, the possibility that expected benefits may not materialize in the time frames expected or at all, or may be more costly to achieve; that the Merger may not be timely completed, if at all; that prior to completion of the Merger or thereafter, the parties’ respective businesses may not perform as expected due to transaction-related uncertainties or other factors; that the parties are unable to implement successful integration strategies; that the required regulatory, shareholder, or other closing conditions are not satisfied in a timely manner, or at all; reputational risks and the reaction of the parties’ customers to the Merger; diversion of management time to Merger-related issues; and other factors and risk influences contained in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registrant’s Form 10-K for the year ended December 31, 2016 and other documents subsequently filed by the Company with the SEC. Consequently, no forward-looking statement can be guaranteed. Neither the Registrant nor CARO undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this Current Report on Form 8-K, the exhibits hereto or any related documents, the Registrant and CARO claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information and Where to Find It.

This communication is being made in respect of the Merger involving the Registrant and CARO. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the Merger, CARO will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement/prospectus for the Registrant’s shareholders. The Registrant and CARO also plan to file other documents with the SEC regarding the Merger. The Registrant will mail the final joint proxy statement/prospectus to its shareholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The joint proxy statement/prospectus, as well as other filings containing information about the Registrant and CARO, will be available without charge, at the SEC’s website (http://www.sec.gov). Copies of the joint proxy statement/prospectus and other documents filed with the SEC in connection with the Merger can also be obtained, when available, without charge, from the Registrant’s website (http://www.firstsouthnc.com) and CARO’s website (http://www.haveanicebank.com).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

First South Bancorp, Inc.

By:	/s/ Scott C. McLean
Scott C. McLean
Executive Vice President
Chief Financial Officer

Date: June 15, 2017

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INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated June 9, 2017, by and between Carolina Financial Corporation and First South Bancorp, Inc.

99.1	Press release dated June 12, 2017 announcing the Merger Agreement with Carolina Financial Corporation

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